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                                                                    EXHIBIT 23.4

                       CONSENT OF INDEPENDENT ACCOUNTANTS

    We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form S-1 of our report dated February 8, 1996, relating to the financial statements of The RePrint Corporation, which appears in such Prospectus. We also consent to the references to us under the heading "Experts" in such Prospectus.

BDO SIEDMAN, LLP

Atlanta, Georgia

February 13, 1998